Exhibit 24.2

A CMS Energy Company

January 16, 2020

Shaun M. Johnson

Melissa M. Gleespen

Rejji P. Hayes

Consumers Energy Company

One Energy Plaza

Jackson, MI 49201

We hereby appoint each of you lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission registration statement(s) and/or any amendment(s) thereto, including post-effective amendment(s), to be accompanied in each case by a prospectus or supplemental prospectus and any necessary exhibits with respect to the issue and sale of registered debt, equity, trust or convertible securities of the Company.

Very truly yours,

/s/ John G. Russell	/s/ Patricia K. Poppe
John G. Russell	Patricia K. Poppe

/s/ Jon E. Barfield	/s/ Suzanne F. Shank
Jon E. Barfield	Suzanne F. Shank

/s/ Deborah H. Butler	/s/ Myrna M. Soto
Deborah H. Butler	Myrna M. Soto

/s/ Kurt L. Darrow	/s/ John G. Sznewajs
Kurt L. Darrow	John G. Sznewajs

/s/ Stephen E. Ewing	/s/ Ronald J. Tanski
Stephen E. Ewing	Ronald J. Tanski

/s/ William D. Harvey	/s/ Laura H. Wright
William D. Harvey	Laura H. Wright

One Energy Plaza Jackson, MI 49201 - Tel: 517 788 0550 – www.cmsenergy.com